QuickLinks -- Click here to rapidly navigate through this document

FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        United States Cellular Corporation announced that it has entered into a definitive agreement to sell certain wireless properties to AT&T Wireless for $95 million in cash, subject to certain closing provisions.

        This Current Report on Form 8-K is being filed for the purpose of filing the Asset Purchase and Sale Agreement between AT&T Wireless Services, Inc. and United States Cellular Corporation and the news release issued by U.S. Cellular on November 26, 2003 relating to such announcement as exhibits.

        This Current Report on Form 8-K is also being filed to disclose that, on December 2, 2003, Moody's Investors Service ("Moody's") downgraded the senior long-term debt ratings of both U.S. Cellular Corp. and its parent, Telephone and Data Systems, Inc. ("TDS"), to Baa1 from A3. Moody's rating outlook for both companies remains negative. This action concludes a review begun in June 2003.

Item 7.    Financial Statements and Exhibits

    Exhibits

    The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation (Registrant)
Date: December 2, 2003	By:	/s/ THOMAS S. WEBER Thomas S. Weber Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Asset Purchase and Sale Agreement between AT&T Wireless Services, Inc. and United States Cellular Corporation, dated as of November 26, 2003.
99.1	United States Cellular Corporation's News Release, dated November 26, 2003, announcing that it has entered into a definitive agreement to sell certain wireless properties to AT&T Wireless.

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX